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Consolidated Edison Inc.                    VOTE BY TELEPHONE AND INTERNET
4 Irving Place, New York, N.Y. 10003        24 HOURS A DAY, 7 DAYS A WEEK


TELEPHONE
800-650-4644

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

INTERNET
HTTP://PROXY.SHAREHOLDER.COM/CONED

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

                                        ------------------------------------
Your telephone or Internet vote         If you have submitted your proxy by
authorizes the named proxies to         telephone or the Internet there is
vote your shares in the same manner     no need for you to mail back your
as if you marked, signed and            proxy.
returned the proxy card.                ------------------------------------



                                                   ----------------------------
CALL TOLL-FREE TO VOTE -- IT'S FAST AND CONVENIENT      CONTROL NUMBER FOR
-------------------------------------------------  TELEPHONE OR INTERNET VOTING
                  800-650-4644                     ----------------------------
-------------------------------------------------

                     DETACH PROXY CARD HERE IF YOU ARE NOT
                        VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------
                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

\      \

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

(1)  Approval and adoption of the proposed Amended and Restated Agreement and
     Plan of Merger between Consolidated Edison, Inc. and Northeast Utilities.      FOR / /  AGAINST / /  ABSTAIN / /



                                                    ADDRESS CHANGE AND/OR
                                                    COMMENTS MARK HERE       / /

                                             If you plan to attend the
                                             meeting and want an             / /
                                             admission ticket, check here.

                                          Dated: _________________________, 2000

                                          ------------------------------------
                                                      SIGNATURE(S)

                                          ------------------------------------
                                                      SIGNATURE(S)

PLEASE SIGN, DATE AND RETURN               Votes MUST be indicated (x)
THIS PROXY PROMPTLY                        in black or blue ink.

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CONSOLIDATED EDISON, INC.                      THIS PROXY IS SOLICITED ON BEHALF
COMMON STOCK                                   OF THE BOARD OF DIRECTORS

================================================================================

PLEASE DATE AND     The undersigned hereby appoints E. Virgil Conway, Peter
SIGN ON REVERSE     W. Likins and Joan S. Freilich and each or any of them
SIDE. TO VOTE IN    with power of substitution, proxies to vote all stock of
ACCORDANCE WITH     the undersigned (including any shares held through the
THE RECOMMEN-       Company's Automatic Dividend Reinvestment and Cash
DATIONS OF THE      Payment Plan) at the Special Meeting of Stockholders on
BOARD OF            April 14, 2000 (at 2:00 p.m. at the Company's
DIRECTORS NO        Headquarters, 4 Irving Place, New York, N.Y.) or at any
BOXES NEED BE       adjournments thereof, on the proposal, all as more fully
CHECKED.            set forth in the proxy statement, and in their discretion
                    on any matters that may come before the meeting.

                    THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MERGER PROPOSAL.




                                           CON EDISON
                                           P.O. BOX 11003
                                           NEW YORK, N.Y. 10203-0003